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                                                                      Exhibit 21
                          Subsidiaries (as of 12/31/99)

Subsidiaries owned by Dime Bancorp, Inc.

Dime Capital Trust I
Dime Capital Trust II
The Dime Savings Bank of New York, FSB
Branchview, Inc.
Lakeview Mortgage Depot, Inc.
Namis Insurance Agency, Inc.

Subsidiaries owned by The Dime Savings Bank of New York, FSB

Accord Agency, Inc.
Accord Realty Management Corporation
Acorn Properties Inc.
Anchor Properties of New Jersey, Inc.
Anchor Property Corp.
Anchor Systems Corp.
ASB Agency, Inc.
69-30 Austin Holding Corp.
Beech Real Estate Management Inc.
BFED I Corp.
555 Biltmore, Inc.
200 Boston Post Inc.
Capitol View Inc.
Case Optics, Inc.
Cedar Real Estate Management Corp.
426 Central Inc.
Colonial Bristol Inc.
DFI Property I L.L.C.
The Dime Agency, Inc.
Dime Capital Partners, Inc.
Dime Commercial Corp.
Dime Consulting Group, Inc.
Dime Cre, Inc.
Dime Florida Consolidation Corp.
Dime Mortgage of New Jersey, Inc.
Dime NJ Agency, Inc.
Dime Securities, Inc.
DNJ Agency, Inc.
The E-F Battery Accord Corporation
Fairfield Financial Holdings Inc.
Fameslinc, Inc.
Fayette Properties of New Jersey, Inc.
F.C. Ltd.
Garden Management Co., Inc.
Garrett Park Estates, Inc.
Granny Road Land Corp.
Harmony Agency, Inc.
Heritage Community Service Corp.
Imco Capital Co., Inc.
Inservco, Inc.
Lakeview Land Corp.
Lakeview Investment Services, Inc.
Lawrence Avenue Corp.
Lincoln Barry Gardens Acquisition Corp.
Lincoln Realty Capital, Inc.
Lincoln RRE Corporation
Lincoln Tudor Court Acquisition Corp.
Lincoln Ventures Group Ltd.
L.V.S. Corporation
Maple Real Property Management Inc.
Medford Associates, Inc.
Mid Country Inc.
NAMCO Asset Management Inc.
NAMCO Securities Corp.
NAMIS Insurance Agency of Massachusetts, Inc.
NAMIS Insurance Services of Kentucky, Inc.
NAMIS Insurance Services of Nevada, Inc.
NAMIS Insurance Services of Texas, Inc.
78 New Linc Corporation
Nickel Purchasing Company, Inc.
North American Insurance Agency of Ohio, Inc.
North American Mortgage Company
North American Mortgage Insurance Services
North Properties, Inc.
Northeast Appraisals, Inc.
Northshore Consolidation Corp.
847218 Ontario Limited
847219 Ontario Limited
847220 Ontario Limited
847221 Ontario Limited
620-622 Pelhamdale Avenue Owners Corporation
Pembroke and Livingston, Inc.
Plainview Inn, Inc.
Reservoir Avenue Management, Inc.
65 Roosevelt Inc.
Sky Resort, Inc.
Somerset Consolidation Corporation
Sonoma Conveyancing Corporation
Standard of Georgia Insurance Agency, Inc.
Uniondale Holdings Inc.
Vanderventer Corp.
Vintage Reinsurance Company
Waccaboro Corp.
Wappingers Falls Development Corp.
Windy Ridge Corp.
Yellowstone Venture, Inc.